UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	February 23, 2004
Commission File Number:	000-10849
Allegiant Bancorp, Inc. (Exact name of registrant as specified in its charter)
Missouri (State of other jurisdiction of incorporation or organization)	43-1262037 (IRS Employer Identification No.)
10401 Clayton Road, St. Louis, MO (Address of principal executive offices)	63131 (Zip Code)
(314) 692-8800 (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure.

Attached and incorporated herein by reference as Exhibit 99 is a press release issued by Allegiant Bancorp, Inc. (the "Company") announcing the date of its special shareholders meeting to consider the approval of the merger of the Company with and into National City Corporation. The information in this Form 8-K, including Exhibit 99 attached hereto, is being furnished under Regulation FD and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The Company has posted this Form 8-K on its internet website at www.AllegiantBank.com.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGIANT BANCORP, INC.

Dated: February 23, 2004	By: /s/ Jeffrey S. Schatz Jeffrey S. Schatz, Executive Vice President and Chief Financial/Operations Officer